Two Harbors Investment Corp. Reports Fourth Quarter 2017 Financial Results
A Year of Transformation and Increased Earnings Power for the Company

NEW YORK, February 6, 2018 - Two Harbors Investment Corp. (NYSE: TWO), a leading hybrid mortgage real estate investment trust (REIT) that invests in residential mortgage-backed securities (RMBS), mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended December 31, 2017.
Quarterly Summary

•	Generated Comprehensive Income of $65.7 million, or $0.38 per weighted average basic common share.

•	Reported book value of $16.31 per common share, representing a 1.6% total quarterly return on book value.(1)

•	Reported Core Earnings of $81.3 million, or $0.47 per weighted average basic common share.(2)

•	Closed a 2-year, $300 million financing facility with a large banking counterparty to finance Fannie Mae MSR collateral.

•	Issued 11,800,000 shares of 7.25% Series C fixed-to-floating rate cumulative redeemable preferred stock for proceeds, net of offering costs, of $285.6 million.

2017 Summary

•	Generated Comprehensive Income of $459.0 million, or $2.63 per weighted average basic common share, representing a return on average common equity of 13.6%.

•	Grew Core Earnings return on average common equity to 11.3% for the quarter ended December 31, 2017, from 10.0% for the quarter ended December 31, 2016.(2)

•	Enhanced balance sheet and capital structure through one convertible debt and three preferred stock offerings.

•
Formed Granite Point Mortgage Trust Inc. (“Granite Point”) (NYSE: GPMT) to continue and expand the company’s commercial real estate business. On November 1, 2017 distributed approximately 33.1 million shares of common stock of Granite Point to Two Harbors’ common stockholders and concurrently effected a one-for-two reverse stock split.

“2017 was a transformative year for Two Harbors, as we implemented our plan to maximize returns for our stockholders through running a more efficient and focused business model,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer.  “The execution on our plan resulted in Core Earnings growth and three dividend increases, reflecting our stronger earnings power.  Importantly, we achieved these results while maintaining an acute focus on book value protection and risk management.  Our stock price reacted favorably to this and we are pleased to have delivered an annual total stockholder return of 26%.(3)”

(1)
Return on book value for the quarter ended December 31, 2017 is defined as the decrease in book value per common share from September 30, 2017 to December 31, 2017 of $3.81, plus the dividend declared of $0.47 per common share and the special dividend of Granite Point common stock of $3.67 per common share, divided by September 30, 2017 book value of $20.12 per common share.

(2)
Core Earnings is a non-GAAP measure. Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. Core Earnings return on average common equity for the quarter ended December 31, 2017 excludes the company’s controlling interest in Granite Point equity.

(3)
Two Harbors’ total stockholder return is calculated for the period December 31, 2016 through December 31, 2017. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg.

On November 1, 2017, the company distributed to its common stockholders the 33,071,000 shares of Granite Point common stock it had acquired in connection with the contribution of its commercial real estate portfolio to Granite Point.  Due to the company’s controlling ownership interest in Granite Point through November 1, 2017, Granite Point’s results of operations and financial condition through such date are included in the company’s financial statements in accordance with U.S. generally accepted accounting principles (GAAP). Because the company no longer has a controlling interest in Granite Point, it has reclassified all of Granite Point’s current and prior period assets, liabilities and results of operations to discontinued operations.

Additionally, on November 1, 2017, the company completed its previously announced one-for-two reverse stock split of its outstanding shares of common stock. In accordance with GAAP, all common share and per common share amounts presented herein have been adjusted on a retroactive basis to reflect the reverse stock split.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the fourth quarter of 2017:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended December 31, 2017			Year Ended December 31, 2017
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income	$65,728	$0.38	8.5%	$459,035	$2.63	13.6%
GAAP Net Income	$153,955	$0.88	20.0%	$323,449	$1.85	9.6%
Core Earnings(1)	$81,342	$0.47	11.3%	$363,006	$2.08	10.8%

Operating Metrics
Dividend per common share	$0.47
Dividend per Series A preferred share	$0.50781
Dividend per Series B preferred share	$0.47656
Dividend per Series C preferred share	$0.30208
Book value per common share at period end	$16.31
Other operating expenses as a percentage of average equity(2)	1.1%
________________

(1)
Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. Core Earnings return on average common equity for the quarter ended December 31, 2017 excludes the company’s controlling interest in Granite Point equity.

(2)	Includes non-cash equity compensation income (negative amortization) of $0.4 million.

Earnings Summary
Two Harbors reported Comprehensive Income of $65.7 million, or $0.38 per weighted average basic common share, for the quarter ended December 31, 2017, as compared to Comprehensive Income of $161.6 million, or $0.93 per weighted average basic common share, for the quarter ended September 30, 2017. The company records unrealized fair value gains and losses on the majority of RMBS, classified as available-for-sale, in Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average common equity of 8.5% and 18.5% for the quarters ended December 31, 2017 and September 30, 2017, respectively.

The company reported GAAP Net Income of $154.0 million, or $0.88 per weighted average basic common share, for the quarter ended December 31, 2017, as compared to GAAP Net Income of $93.2 million, or $0.53 per weighted average basic common share, for the quarter ended September 30, 2017. On a GAAP Net Income basis, the company recognized an annualized return on average common equity of 20.0% and 10.7% for the quarters ended December 31, 2017 and September 30, 2017, respectively.

For the fourth quarter of 2017, the company recognized non-Core Earnings of:

•	net realized losses on RMBS and mortgage loans held-for-sale of $9.4 million, net of tax;

•	net unrealized losses on certain RMBS, equity securities and mortgage loans held-for-sale of $8.0 million, net of tax;

•	other-than-temporary impairment loss of $0.4 million, net of tax;

•	net losses of $5.4 million, net of tax, related to swap and swaption terminations and expirations;

•	net unrealized gains of $70.9 million, net of tax, associated with interest rate swaps and swaptions economically hedging interest rate exposure (or duration);

•	net realized and unrealized losses on other derivative instruments of $6.2 million, net of tax;

•	net realized and unrealized gains on previously consolidated financing securitizations of $7.8 million, net of tax;

•	net realized and unrealized gains on MSR of $34.9 million(1), net of tax;

•	servicing reserve release of $0.1 million, net of tax;

•	non-cash equity compensation income (negative amortization) of $0.4 million, net of tax;

•	change in tax valuation allowance of $1.5 million;

•	tax expense related to a decrease in the future federal statutory tax rate due to recent tax reform of $17.5 million; and

•	income from discontinued operations of $3.9 million, net of tax.

The company reported Core Earnings for the quarter ended December 31, 2017 of $81.3 million, or $0.47 per weighted average basic common share outstanding, as compared to Core Earnings for the quarter ended September 30, 2017 of $89.2 million, or $0.51 per weighted average basic common share outstanding. On a Core Earnings basis, for the quarter ended December 31, 2017 the company recognized an annualized return on average common equity, excluding Granite Point equity, of 11.3%, and for the quarter ended September 30, 2017 the company recognized an annualized return on average common equity of 10.2%.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.47 per common share for the quarter ended December 31, 2017. The annualized dividend yield on the company’s common stock for the quarter, based on the December 31, 2017 closing price of $16.26, was 11.6%.

Two Harbors declared quarterly dividends of $0.50781 per share on its 8.125% Series A fixed-to-floating rate cumulative redeemable preferred stock, $0.47656 per share on its 7.625% Series B fixed-to-floating rate cumulative redeemable preferred stock and a dividend of $0.30208 per share of the 7.25% Series C fixed-to-floating rate cumulative redeemable preferred stock. Each of the foregoing preferred dividends were paid on January 29, 2018 to the applicable preferred stockholders of record at the close of business on January 12, 2018.

The company’s book value per common share, after taking into account the fourth quarter 2017 common and preferred dividends, was $16.31 as of December 31, 2017, compared to $20.12 as of September 30, 2017, which represented a total return on book value for the quarter of 1.6%.(2)

(1)	Excludes estimated amortization of $35.9 million, net of tax, included in Core Earnings.

(2)
Return on book value for the quarter ended December 31, 2017 is defined as the decrease in book value per common share from September 30, 2017 to December 31, 2017 of $3.81, plus the dividend declared of $0.47 per common share and the special dividend of Granite Point common stock of $3.67 per common share, divided by September 30, 2017 book value of $20.12 per common share.

Other operating expenses from continuing operations for the quarter ended December 31, 2017 were approximately $9.8 million. The company’s annualized expense ratio was 1.1% of average equity, compared to expenses from continuing operations of approximately $13.1 million, or 1.4% of average equity, for the quarter ended September 30, 2017. These include non-cash equity compensation income (negative amortization) of $0.4 million and non-cash equity compensation expense of $3.5 million, respectively.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives) and MSR. As of December 31, 2017, the total value of the company’s portfolio was $22.4 billion.

The company’s portfolio includes rates and credit strategies. The rates strategy consisted of $19.4 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of December 31, 2017. The credit strategy consisted of $3.0 billion of non-Agency securities, as well as their associated notional hedges as of December 31, 2017.

For the quarter ended December 31, 2017, the annualized yield on the company’s average aggregate portfolio was 3.69% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.72%. This resulted in a net interest rate spread of 1.97%.

RMBS and Agency Derivatives
For the quarter ended December 31, 2017, the annualized yield on average RMBS and Agency Derivatives was 3.7%, consisting of an annualized yield of 3.1% in Agency RMBS and Agency Derivatives and 7.6% in non-Agency securities.

The company experienced a three-month average constant prepayment rate (CPR) of 7.6% for Agency RMBS and Agency Derivatives held as of December 31, 2017, compared to 8.0% as of September 30, 2017. The weighted average cost basis of the principal and interest Agency portfolio was 106.6% of par as of both December 31, 2017 and September 30, 2017. The net premium amortization was $43.0 million and $45.1 million for the quarters ended December 31, 2017 and September 30, 2017, respectively.

The company experienced a three-month average CPR of 6.4% for legacy non-Agency securities held as of both December 31, 2017 and September 30, 2017. The weighted average cost basis of the legacy non-Agency securities was 59.9% of par as of December 31, 2017, compared to 60.0% of par as of September 30, 2017. The discount accretion was $20.8 million for the quarter ended December 31, 2017, compared to $22.9 million for the quarter ended September 30, 2017. The total net discount remaining was $1.3 billion as of both December 31, 2017 and September 30, 2017, with $0.7 billion designated as credit reserve as of December 31, 2017.

As of December 31, 2017, fixed-rate investments composed 87.2% and adjustable-rate investments composed 12.8% of the company’s RMBS and Agency Derivatives portfolio.

In the fourth quarter of 2017 the company sold all of its retained subordinated securities from prior securitization transactions, thereby causing the deconsolidation of the securitization trusts from the company’s consolidated balance sheet.  As of December 31, 2017, the remaining retained securities were included as non-Agency available-for-sale securities on the company’s balance sheet.

Mortgage Servicing Rights
As of December 31, 2017, the company held MSR on mortgage loans with UPB totaling $101.3 billion.(1) The MSR had a fair market value of $1.1 billion, as of December 31, 2017, and the company recognized fair value losses of $0.6 million during the quarter ended December 31, 2017.

(1)	Excludes residential mortgage loans in securitization trusts for which the company is the named servicing administrator.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR. The company recognized $60.6 million of servicing income, $10.0 million(1) of servicing expenses and $0.1 million in servicing reserve release during the quarter ended December 31, 2017.

Other Investments and Risk Management Derivatives
The company held $0.6 billion notional of net short TBAs as of December 31, 2017, which are accounted for as derivative instruments in accordance with GAAP.

As of December 31, 2017, the company was a party to interest rate swaps and swaptions with a notional amount of $31.1 billion. Of this amount, $28.5 billion notional in swaps were utilized to economically hedge interest rate exposure (or duration), and $2.7 billion net notional in swaptions were utilized as macroeconomic hedges.

The following tables summarize the company’s investment portfolio as of December 31, 2017 and September 30, 2017:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of December 31, 2017		As of September 30, 2017
	(unaudited)		(unaudited)
Rates Strategy
Agency
Fixed Rate	$18,215,505	81.2%	$17,529,411	74.0%
Hybrid ARMs	23,220	0.1%	24,960	0.1%
Total Agency	18,238,725	81.3%	17,554,371	74.1%
Agency Derivatives	90,975	0.4%	101,284	0.4%
Mortgage servicing rights	1,086,717	4.8%	930,613	3.9%
Residential mortgage loans held-for-sale	20,766	0.1%	21,709	0.1%
Credit Strategy
Non-Agency
Senior	1,956,145	8.7%	1,693,960	7.2%
Mezzanine	960,865	4.3%	945,447	4.0%
Other	65,084	0.3%	5,316	—%
Total Non-Agency	2,982,094	13.3%	2,644,723	11.2%
Net Economic Interest in Securitization(2)	—	—%	245,778	1.0%
Residential mortgage loans held-for-sale	9,648	0.1%	9,488	0.1%
Commercial real estate assets of discontinued operations	—	—%	2,171,344	9.2%
Aggregate Portfolio	$22,428,925		$23,679,310
________________

(1)	Excludes residential mortgage loans in securitization trusts for which the company is the named servicing administrator.

(2)
Net economic interest in securitization consists of residential mortgage loans held-for-investment, net of collateralized borrowings in previously consolidated securitization trusts. During the fourth quarter of 2017, the company sold all of the retained subordinated securities from the securitization trusts thereby causing the deconsolidation of the trusts from the company’s consolidated balance sheet. As of December 31, 2017, the remaining retained securities were included within non-Agency available-for-sale securities.

Portfolio Metrics		Three Months Ended December 31, 2017		Three Months Ended September 30, 2017
		(unaudited)		(unaudited)
Annualized portfolio yield from continuing operations during the quarter		3.69%		3.66%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights		3.2%		3.1%
Credit Strategy
Non-Agency securities, Legacy(1)		7.8%		8.4%
Non-Agency securities, New issue(1)		6.6%		6.6%
Net economic interest in securitizations		11.2%		11.0%
Residential mortgage loans held-for-sale		3.9%		5.1%

Annualized cost of funds from continuing operations on average borrowing balance during the quarter(2)		1.72%		1.68%
Annualized interest rate spread for aggregate portfolio during the quarter		1.97%		1.98%
Debt-to-equity ratio at period-end(3)	5.9	:1.0	5.0	:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives		As of December 31, 2017		As of September 30, 2017
		(unaudited)		(unaudited)
Weighted average cost basis of principal and interest securities
Agency(4)		$106.56		$106.62
Non-Agency(5)		$59.89		$59.96
Weighted average three month CPR
Agency		7.6%		8.0%
Non-Agency		6.4%		6.4%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		87.2%		88.0%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		12.8%		12.0%
________________

(1)	Legacy non-Agency securities includes non-Agency bonds issued up to and including 2009. New issue non-Agency securities includes bonds issued after 2009.

(2)	Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.

(3)	Defined as total borrowings to fund RMBS, commercial real estate assets of discontinued operations, MSR and Agency Derivatives, divided by total equity.

(4)	Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(5)
Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total legacy non-Agency securities excluding the company's non-Agency interest-only portfolio would be $57.27 at December 31, 2017 and $57.40 at September 30, 2017.

“As we move into 2018, we believe that we are well positioned across our Rates and Credit strategies for continued economic improvement and higher rates,” stated Bill Roth, Two Harbors’ Chief Investment Officer.  “Specifically, our MSR and deeply discounted legacy non-Agency RMBS portfolios are distinguishing factors that differentiate us from our peers and drive returns for shareholders.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes to fund RMBS, Agency Derivatives and MSR divided by total equity, of 5.9:1.0 as of December 31, 2017.

As of December 31, 2017, the company had outstanding $19.3 billion of repurchase agreements funding RMBS and Agency Derivatives with 27 different counterparties. Excluding the effect of the company’s interest rate swaps, the repurchase agreements funding RMBS and Agency Derivatives had a weighted average borrowing rate of 1.68% as of December 31, 2017.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of December 31, 2017, TH Insurance had $1.2 billion in outstanding secured advances funding RMBS, with a weighted average borrowing rate of 1.79%.

As of December 31, 2017, the company had outstanding $20.0 million of short-term borrowings secured by MSR collateral under revolving credit facilities with a weighted average borrowing rate of 5.14% and remaining maturities of 351 days. Additionally, the company had outstanding $112.5 million of long-term repurchase agreements for MSR, with additional available capacity of $187.5 million.

As of December 31, 2017, the company’s aggregate repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes funding RMBS, Agency Derivatives and MSR had a weighted average of 7.8 months to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes outstanding as of December 31, 2017 and September 30, 2017, and the related cost of funds for the three months ended December 31, 2017 and September 30, 2017:

	As of December 31, 2017	As of September 30, 2017
(in thousands)	(unaudited)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$18,610,196	$16,936,660
Mortgage servicing rights	132,500	40,000
Non-Agency securities	1,943,535	1,709,447
Net economic interests in consolidated securitization trusts(1)	—	155,800
Commercial real estate assets of discontinued operations	—	1,494,247
Other(2)	282,827	282,543
	$20,969,058	$20,618,697

Cost of Funds Metrics	Three Months Ended December 31, 2017	Three Months Ended September 30, 2017
	(unaudited)	(unaudited)
Annualized cost of funds from continuing operations on average borrowings during the quarter(3):	1.8%	1.7%
Agency RMBS and Agency Derivatives	1.5%	1.4%
Mortgage servicing rights(4)	5.9%	5.8%
Non-Agency securities	3.0%	3.0%
Net economic interests in consolidated securitization trusts(1)	2.7%	2.8%
Other(2)(4)	6.8%	6.7%
________________

(1)
Includes the retained interests from the company’s previous on-balance sheet securitizations, which, prior to December 31, 2017, were eliminated in consolidation in accordance with GAAP. During the fourth quarter of 2017, the company sold all of the retained subordinated securities thereby causing the deconsolidation of the securitization trusts from the company’s consolidated balance sheet. As of December 31, 2017, the remaining retained securities were included as non-Agency available-for-sale securities on the company’s balance sheet.

(2)	Includes unsecured convertible senior notes.

(3)	Excludes FHLB advances allocated to Granite Point not included in income from discontinued operations.

(4)	Includes amortization of debt issuance costs.

Dividends and Taxable Income
The company declared cash dividends to common stockholders totaling $347.9 million, or $2.01 per share, not inclusive of the special dividend distribution of Granite Point common stock amounting to $616.4 million, or $3.56 per share, for the 2017 taxable year. As a REIT, the company is required to distribute at least 90% of its taxable income to stockholders, subject to certain distribution requirements. The company distributed 100% of its 2017 taxable income to stockholders, excluding the Granite Point common stock dividend. As such, each cash distribution and the distribution of Granite Point common stock will be characterized for Federal income tax purposes as 36.275% ordinary dividends, 0.00% capital gain distributions, and 63.725% nondividend distributions.

Conference Call
Two Harbors Investment Corp. will host a conference call on February 7, 2018 at 9:00 a.m. EST to discuss fourth quarter 2017 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), conference code 9173647, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on February 7, 2018, through 12:00 a.m. EST on February 14, 2018. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), conference code 9173647. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 575 Lexington Avenue, Suite 2930, New York, NY 10022, telephone (612) 629-2500.

Contact
Margaret Field, Investor Relations, Two Harbors Investment Corp., (212) 364-3663 or
margaret.field@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	December 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$21,220,819	$13,116,171
Mortgage servicing rights, at fair value	1,086,717	693,815
Residential mortgage loans held-for-investment in securitization trusts, at fair value	—	3,271,317
Residential mortgage loans held-for-sale, at fair value	30,414	40,146
Cash and cash equivalents	419,159	350,864
Restricted cash	635,836	408,052
Accrued interest receivable	68,309	59,006
Due from counterparties	842,303	60,131
Derivative assets, at fair value	309,918	324,182
Other assets	175,838	292,765
Assets of discontinued operations	—	1,495,607
Total Assets	$24,789,313	$20,112,056
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$19,451,207	$8,865,184
Collateralized borrowings in securitization trusts, at fair value	—	3,037,196
Federal Home Loan Bank advances	1,215,024	4,000,000
Revolving credit facilities	20,000	70,000
Convertible senior notes	282,827	—
Derivative liabilities, at fair value	31,903	12,501
Due to counterparties	88,898	111,884
Dividends payable	12,552	83,437
Other liabilities	115,478	78,219
Liabilities of discontinued operations	—	452,524
Total Liabilities	21,217,889	16,710,945
Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized:
8.125% Series A cumulative redeemable: 5,750,000 and 0 shares issued and outstanding, respectively ($143,750 liquidation preference)	138,872	—
7.625% Series B cumulative redeemable: 11,500,000 and 0 shares issued and outstanding, respectively ($287,500 liquidation preference)	278,094	—
7.25% Series C cumulative redeemable: 11,800,000 and 0 shares issued and outstanding, respectively ($295,000 liquidation preference)	285,571	—
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 174,496,587 and 173,826,163 shares issued and outstanding, respectively	1,745	1,738
Additional paid-in capital	3,672,003	3,661,712
Accumulated other comprehensive income	334,813	199,227
Cumulative earnings	2,386,604	2,038,033
Cumulative distributions to stockholders	(3,526,278)	(2,499,599)
Total Stockholders’ Equity	3,571,424	3,401,111
Total Liabilities and Stockholders’ Equity	$24,789,313	$20,112,056

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$182,712	$122,475	$631,853	$414,050
Residential mortgage loans held-for-investment in securitization trusts	10,567	33,228	102,886	133,993
Residential mortgage loans held-for-sale	324	3,248	1,704	23,037
Other	1,502	1,334	8,646	4,000
Total interest income	195,105	160,285	745,089	575,080
Interest expense:
Repurchase agreements	74,674	28,682	210,430	88,850
Collateralized borrowings in securitization trusts	8,374	26,764	82,573	97,729
Federal Home Loan Bank advances	6,357	7,297	36,911	26,101
Revolving credit facilities	614	476	2,341	604
Convertible senior notes	4,776	—	17,933	—
Total interest expense	94,795	63,219	350,188	213,284
Net interest income	100,310	97,066	394,901	361,796
Other-than-temporary impairment losses	(360)	—	(789)	(1,822)
Other income:
Loss on investment securities	(19,210)	(173,469)	(34,695)	(107,374)
Gain (loss) on interest rate swap and swaption agreements	57,237	177,979	(9,753)	45,371
(Loss) gain on other derivative instruments	(3,831)	143,443	(70,159)	99,379
Servicing income	60,597	34,963	209,065	143,579
(Loss) gain on servicing asset	(593)	127,895	(91,033)	(83,531)
Gain (loss) on residential mortgage loans held-for-sale	234	(1,563)	2,383	16,085
Other income (loss)	8,854	(5,144)	27,758	(6,121)
Total other income	103,288	304,104	33,566	107,388
Expenses:
Management fees	10,671	9,091	40,472	39,261
Servicing expenses	10,135	7,981	35,289	32,119
Securitization deal costs	—	(89)	—	6,152
Other operating expenses	9,787	14,529	54,160	56,605
Restructuring charges	—	1,801	—	2,990
Total expenses	30,593	33,313	129,921	137,127
Income from continuing operations before income taxes	172,645	367,857	297,757	330,235
Provision for (benefit from) income taxes	10,618	38,443	(10,482)	12,314
Net income from continuing operations	162,027	329,414	308,239	317,921
Income from discontinued operations, net of tax	4,977	11,989	44,146	35,357
Net income	167,004	341,403	352,385	353,278
Income from discontinued operations attributable to noncontrolling interest	1,100	—	3,814	—
Net income attributable to Two Harbors Investment Corp.	165,904	341,403	348,571	353,278
Dividends on preferred stock	11,949	—	25,122	—
Net income attributable to common stockholders	$153,955	$341,403	$323,449	$353,278

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME, continued
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Basic earnings per weighted average common share:
Continuing operations	$0.86	$1.89	$1.62	$1.83
Discontinued operations	0.02	0.07	0.23	0.20
Net income	$0.88	$1.96	$1.85	$2.03
Diluted earnings per weighted average common share:
Continuing operations	$0.82	$1.89	$1.60	$1.83
Discontinued operations	0.02	0.07	0.21	0.20
Net income	$0.84	$1.96	$1.81	$2.03
Dividends declared per common share	$0.47	$0.48	$2.01	$1.86
Weighted average number of shares of common stock:
Basic	174,490,106	173,821,629	174,433,999	174,036,852
Diluted	188,938,030	173,821,629	188,133,341	174,036,852
Comprehensive income:
Net income	$167,004	$341,403	$352,385	$353,278
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	(88,227)	(339,216)	135,586	(159,834)
Other comprehensive (loss) income	(88,227)	(339,216)	135,586	(159,834)
Comprehensive income	78,777	2,187	487,971	193,444
Comprehensive income attributable to noncontrolling interest	1,100	—	3,814	—
Comprehensive income attributable to Two Harbors Investment Corp.	77,677	2,187	484,157	193,444
Dividends on preferred stock	11,949	—	25,122	—
Comprehensive income attributable to common stockholders	$65,728	$2,187	$459,035	$193,444

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)
Reconciliation of Comprehensive income to Core Earnings:

Comprehensive income attributable to common stockholders	$65,728	$2,187	$459,035	$193,444

Adjustment for other comprehensive loss (income) attributable to common stockholders:
Unrealized loss (gain) on available-for-sale securities attributable to common stockholders	88,227	339,216	135,586	159,834
Net income attributable to common stockholders	$153,955	$341,403	$323,449	$353,278

Adjustments for non-Core Earnings:
Realized loss on securities and residential mortgage loans held-for-sale, net of tax	9,374	158,026	16,302	93,317
Unrealized loss (gain) on securities and residential mortgage loans held-for-sale, net of tax	8,030	(14,794)	2,165	(23,203)
Other-than-temporary impairment loss, net of tax	360	—	789	1,822
Realized loss (gain) on termination or expiration of swaps and swaptions, net of tax	5,402	(40,793)	(29,804)	70,966
Unrealized (gain) loss on interest rate swaps and swaptions economically hedging interest rate exposure (or duration), net of tax	(70,909)	(138,488)	21,194	(122,682)
Loss (gain) on other derivative instruments, net of tax	6,157	(87,772)	58,313	(52,349)
Realized and unrealized (gain) loss on financing securitizations, net of tax	(7,778)	6,661	(22,635)	11,875
Realized and unrealized gains on mortgage servicing rights, net of tax	(34,929)	(142,677)	(35,696)	(27,433)
Securitization deal costs, net of tax	—	(58)	—	3,999
Change in servicing reserves, net of tax	(75)	83	(2,241)	1,347
Restructuring charges	—	1,801	—	2,990
Non-cash equity compensation (income) expense(1)	(372)	3,165	10,753	13,341
Change in tax valuation allowance	(1,543)	—	2,740	—
Transaction expenses associated with the contribution of TH Commercial Holdings LLC to Granite Point	—	—	2,193	—
Tax expense related to a decrease in the future federal statutory tax rate due to recent tax reform	17,547	—	17,547	—
Income from discontinued operations, net of tax	(3,877)	—	(12,721)	—
Two Harbors’ share of Granite Point dividends declared during the three months ended September 30, 2017	—	—	10,658	—
Core Earnings attributable to common stockholders(2)(3)	$81,342	$86,557	$363,006	$327,268

Weighted average basic common shares outstanding	174,490,106	173,821,629	174,433,999	174,036,852
Core Earnings attributable to common stockholders per weighted average basic common share outstanding	$0.47	$0.50	$2.08	$1.88
_______________

(1)	This non-cash equity compensation (income) expense was included in Core Earnings for periods ending prior to March 31, 2017.

(2)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income (loss) attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, certain upfront costs related to securitization transactions, non-cash compensation expense related to restricted common stock, restructuring charges and transaction costs related to the contribution of TH Commercial Holdings LLC to Granite Point). As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.

(3)
For the six months ended December 31, 2017, Core Earnings excludes our controlling interest in Granite Point’s Core Earnings and, for the three months ended September 30, 2017, includes our share of Granite Point’s declared dividend. We believe this presentation is the most accurate reflection of our incoming cash associated with holding shares of Granite Point common stock and assists with the understanding of the forward-looking financial presentation of the company.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	December 31, 2017	September 30, 2017		June 30, 2017	March 31, 2017	December 31, 2016
	(unaudited)
Net Interest Income:
Interest income	$195.1	$195.6		$184.7	$169.2	$160.3
Interest expense	94.8	99.0		85.3	70.7	63.2
Net interest income	100.3	96.6		99.4	98.5	97.1
Other income:
Gain on investment securities	0.7	—		—	—	—
Interest spread on interest rate swaps	2.0	(0.4)		(2.6)	(7.9)	(2.9)
Interest spread on other derivative instruments	2.8	2.8		3.3	3.8	4.2
Servicing income, net of amortization(1)	19.8	18.0		19.4	13.2	(0.5)
Other income	1.1	1.2		1.4	1.4	1.5
Total other income	26.4	21.6		21.5	10.5	2.3
Expenses	31.1	28.8		32.7	27.7	28.3
Core Earnings before income taxes	95.6	89.4		88.2	81.3	71.1
Income tax expense (benefit)	2.4	2.0		0.6	(0.2)	(3.5)
Core Earnings from continuing operations	93.2	87.4		87.6	81.5	74.6
Core Earnings attributable to discontinued operations	—	10.7	(2)	14.2	13.5	12.0
Core Earnings	93.2	98.1		101.8	95.0	86.6
Dividends on preferred stock	11.9	8.9		4.3	—	—
Core Earnings attributable to common stockholders(3)	$81.3	$89.2		$97.5	$95.0	$86.6
Weighted average basic Core EPS	$0.47	$0.51		$0.56	$0.54	$0.50

Core earnings return on average common equity(4)	11.3%	10.2%		11.2%	11.0%	10.0%

Weighted average common equity	3,084,852
Weighted average controlling interest in Granite Point common equity	216,860
Weighted average common equity excluding controlling interest in Granite Point common equity	2,867,992
________________

(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.

(2)
For the six months ended December 31, 2017, Core Earnings excludes our controlling interest in Granite Point’s Core Earnings and, for the three months ended September 30, 2017, includes our share of Granite Point’s declared dividend. We believe this presentation is the most accurate reflection of our incoming cash associated with holding shares of Granite Point common stock and assists with the understanding of the forward-looking financial presentation of the company.

(3)	Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

(4)	Core Earnings return on average common equity for the quarter ended December 31, 2017 excludes the company’s controlling interest in Granite Point equity.